UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported):  August 1, 2017

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53525	81-4108026
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

ES Tower 7F, Teheranro 52 Gil 17, Gangnamgu, Seoul
Republic of Korea		06212
(Address of Principal Executive Offices)		(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mart if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement.

On August 1, 2017, Leo Motors, Inc. (the “Company”), entered into a cash investment agreement (the “Investment Agreement”) with Leo Kartrena, Inc., a South Korean corporation (“Leo Kartrena”). The co-CEO of the Company is the CEO of Leo Kartrena. Pursuant to the Investment Agreement, the Company invested an aggregate of Two Hundred Sixty Million (260,000,000 KRW) South Korean Won (approximately $226,000 USD), or Seven Hundred (700 KRW) South Korean Won (approximately $0.61 USD) per share, to Leo Kartrena in consideration for the issuance of Three Hundred Seventy One Thousand Four Hundred Twenty Eight (371,428) shares of Leo Kartrena’s common stock (the “Investment Shares”). Following the issuance of the Investment Shares, the Company’s equity ownership percentage in Leo Kartrena is 15.66%.

The foregoing description of the Investment Agreement is not complete and is qualified in its entirety by reference to the full text of Exhibit 10.1, which is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Cash Investment Agreement, dated August 1, 2017, by and between Leo Motors, Inc. and Leo Kartrena, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: August 2, 2017	By: /s/Shi Chul Kang
Shi Chul Kang
Co-Chief Executive Officer By: /s/ Jun Heng Park Jun Heng Park Co-Chief Executive Officer